Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283242

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 11, 2024)

Red Cat Holdings, Inc.

4,724,412 Shares of Common Stock

We are offering 4,724,412 shares of our common stock, $0.001 par value per share, pursuant to this prospectus supplement and the accompanying prospectus to several institutional investors. The purchase price of each share of common stock to the purchasers identified in the securities purchase agreement dated April 10, 2025, by and among us and the purchasers listed on the signature pages thereto (the “SPA”) is $6.35 per share.

Our common stock is traded on The Nasdaq Capital Market under the symbol “RCAT.” On April 9, 2025, the last sale price of our common stock as reported on The Nasdaq Capital Market was $7.45 per share.

We have retained Northland Securities, Inc. to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the Placement Agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 8 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

	Per Share	Total
Offering price	$6.350	$30,000,016
Placement Agent fees (1)	$0.381	$1,800,001
Proceeds, before expenses, to us	$5.969	$28,200,015

(1)	Consists of a cash fee of 6.0% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay expenses of legal counsel and other out-of-pocket expenses in an amount not to exceed $100,000. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about April 11, 2025, subject to satisfaction of certain customary closing conditions.

Exclusive Placement Agent

Northland Capital Markets

The date of this prospectus supplement is April 10, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Placement Agent not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents By Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “Red Cat,” the “Company,” “we,” “us,” “our,” or similar terms refer to Red Cat Holdings, Inc. and its subsidiary taken as a whole, except where the context otherwise requires or as otherwise indicated.

All trademarks, trade names and service marks included in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview

We are a drone technology company integrating robotic hardware and software for military, government and commercial operations.

The Company was originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. (“Red Cat” or the “Company” or “we”) and our operating focus to the drone industry.

Prior to the share exchange agreement, Propware was focused on the research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. Following the share exchange agreement and its name change, Red Cat has completed a series of acquisitions and financings which have broadened the scope of its activities in the drone industry. These acquisitions included:

●	In January 2020, the Company acquired Rotor Riot, a reseller of drones and related parts, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. The total purchase price was $2.0 million. Rotor Riot was sold in February 2024 to Unusual Machines.

●	In November 2020, the Company acquired Fat Shark which sells consumer electronics products to the first-person view (“FPV”) sector of the drone industry. Fat Shark’s flagship products are headsets with a built-in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera typically mounted on an aerial platform or drone. The total purchase price was $8.4 million. Fat Shark was sold in February 2024 to Unusual Machines.

●	In May 2021, the Company acquired Skypersonic, a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is denied or unavailable. The total purchase price was $2.8 million. Skypersonic’s technology has been redirected to military applications and its operations consolidated into Teal.

●	In August 2021, the Company acquired Teal, a leader in providing sophisticated and complex unmanned aerial vehicle (“UAV”) technology, primarily drones, to government and commercial enterprises, most notably, the military. Teal manufactures drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications. The total purchase price was $10.0 million.

●	In September 2024, the Company acquired FlightWave Aerospace Systems Corporation, an industry-leading provider of VTOL drone, sensor and software solutions, under an Asset Purchase Agreement. As part of the acquisition, the Company created a new subsidiary, FW Acquisition Inc. for ongoing operations. The total purchase price was $14.0 million.

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Product Development

Partnership with Palantir to Equip Black Widow with Autonomous Visual Navigation and Warp Speed for GPS-Compromised Environments

In December 2024, we announced a strategic partnership with Palantir Technologies Inc. (Nasdaq: PLTR) to integrate Visual Navigation software (VNav) into the Black Widow drones and to deploy Warp Speed, Palantir’s manufacturing OS. This collaboration is expected to transform autonomous sUAS operations for modern warfare by utilizing Palantir’s advanced AI software running onboard the drone which references up-to-date onboard satellite imagery to provide accurate navigation entirely independent of GPS or radio control signals.

The integration of Palantir’s VNav software and use of Warp Speed advances our mission to define the future of aerial intelligence and provide warfighters with critical, real-time situational awareness on the battlefield. Following Black Widow’s selection for the U.S. Army’s Short Range Reconnaissance Program, this partnership is intended to accelerate the ability to deploy electronic-warfare (EW) resistant sUAS without GPS. Palantir’s VNav software solves the persistent problem of long-range inertial drift by comparing the drone’s position against onboard up-to-date satellite imagery.

Key Benefits of Palantir’s VNav technology for Black Widow drones:

●	Satellite Imagery Integration: Palantir’s ability to task partner satellites to acquire up-to-date imagery and deliver it to the edge provides drones with the necessary situational awareness, facilitating highly accurate navigation without long-range drift.

●	A-PNT Navigation: VNav technology empowers drones with an Alternate PNT source by using sophisticated computer vision techniques for visual inertial odometry and reference matching against satellite imagery in multiple visual bands without reliance on GPS, ensuring operational efficacy in EW environments.

●	Edge Runtime: VNav’s visual navigation algorithms are deployed directly onboard the drone and run fully offline using Palantir’s Edge Runtime.

Partnership with Palladyne AI Partner to Embed Artificial Intelligence to Enable Autonomous Operation

In October 2024, we announced a partnership intended to enhance the autonomous capabilities of our drones using Palladyne AI Corp.’s (Nasdaq: PDYN and PDYNW) AI Pilot software. Leveraging its years of innovative development work for U.S. Government customers, Palladyne AI is developing an artificial intelligence platform for unmanned systems to enable persistent detection, tracking, and classification of objects of interest by synthesizing multi-modal sensor fusion data in real-time. The AI product for mobile systems, known as “Palladyne™ Pilot”, will facilitate shared situational awareness across multiple drones and autonomous navigation when integrated with drone autopilot systems. Palladyne Pilot is expected to be made available for all Teal drones, including those already in the field.

Palladyne AI’s artificial intelligence software platform is designed to train and enhance the effectiveness of autonomous, mobile, stationary and dexterous robots. Teal has developed a drone system comprised of two robotic UAVs and related control systems that have earned Blue UAS Certification by the U.S. Department of Defense. The partnership will expand the drone system capabilities, facilitating the creation of a network of collaborating drones and sensors that self-orchestrate to provide superior intelligence, surveillance, and reconnaissance capabilities.

S-2

Recent Developments

Acquisition from Flightwave Aerospace Systems Corporation; Contracts to Supply the Edge 130 Blue Drone

On September 4, 2024, the Company, Teal, Teal subsidiary FW Acquisition, Inc. entered into an Asset Purchase Agreement (the “APA”) with and Flightwave Aerospace Systems Corporation, a Delaware corporation (“Flightwave”). Under the APA, the Company acquired Flightwave’s assets used in designing, developing, manufacturing, and selling long range, AI-Powered Unmanned Aerial Vehicles for commercial use. The purchase price under the APA was equal to $14 million worth of shares of the Company’s common stock, paid as follows:

● $7 million worth of the Company’s common stock issued on September 30, 2024, at a price per share equal to the VWAP on such date, which was paid to the preferred shareholders of Flightwave as set forth in a schedule to the APA; and

● $7 million worth of the Company’s common stock to issued on December 31, 2024, at a price per share equal to the VWAP on such date, of which (i) $2 million was paid to preferred shareholders of Flightwave, and (ii) $5 million was paid to common shareholders and option-holders of Flightwave as set forth in a schedule to the APA

The acquisition brought the Edge 130, Flightwave’s Blue UAS approved military-grade tricopter, into Red Cat’s family of low-cost, portable unmanned reconnaissance and precision lethal strike systems. On October 6, 2024, the Company secured $1.6 million in contracts to supply the Edge 130 Blue drones to the U.S. Customs & Border Protection. On October 15, 2024, the Company secured a $1 million contract to supply Edge 130 Blue Drones to the United States Army Communications-Electronics Command (CECOM).

Appointment of Chief Financial Officer

On March 11, 2025, the Company appointed Christian Koji Ericson as the Company’s Chief Financial Officer, effective immediately after the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024.

Financings with Lind Global Asset Management X LLC

Lind Secured Note Financing

On February 10, 2025, we entered into a Securities Purchase Agreement (the “Lind SPA”) with Lind Global Asset Management XI LLC (“Lind XI”). Under the Lind SPA, we received $15 million in funding from Lind in exchange for our issuance to Lind of a Senior Secured Convertible Promissory Note in the amount of $16,500,000 (the “Note”) and a Common Stock Purchase Warrant for the purchase of 1,000,000 shares of our common stock at a price of $15.00 per share, exercisable for 5 years (the “Warrant”). As additional consideration to Lind, we have agreed to pay a commitment fee in the amount of $525,000, which was paid by deduction from the funding to be received. Our obligations under the Note are secured by all of our assets and the assets of our subsidiaries pursuant to a Security Agreement and related ancillary documents.

The Note, which does not accrue interest, shall be due and payable on February 10, 2026. The Note may be converted by Lind from time to time at a price equal to the lower of “Conversion Price” of $16.15 per share, or the “Repayment Share Price,” which is defined as ninety percent (90%) of the average of the five (5) lowest daily VWAPs for our common stock during the twenty (20) trading days prior to the conversion date, subject to a floor price. Conversions under the Note are limited to a maximum of $1,650,000 in any calendar month, subject to increase upon our optional written consent. Upon receipt of a conversion notice under the Note, we may, if the applicable Repayment Share Price is below the Conversion Price, elect to pay the conversion amount in cash and in lieu of issuing common stock. Cash repayments under this provision must be equal to 1.025 times the conversion amount. If applicable, we must elect the cash repayment option within one business day of receiving the conversion notice and tender cash payment within two business days of receiving the conversion notice.

The Note may be prepaid in whole upon 5 days’ notice, but in the event of a prepayment notice, Lind may convert up to 25% of principal amount due at the lesser of the Repayment Share Price (but only if the Repayment Share Price is equal to or greater than an applicable threshold) or the Conversion Price.

On or before March 10, 2025, we are required to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant.

Amendment to Lind Secured Note Financing

On April 9, 2025, we entered into a First Amendment (the “Amendment”) to the terms of the Note and Warrant issued to Lind XI on February 10, 2025. See “—Lind Secured Note Financing”).

The Note and the Lind SPA contained certain covenants, including: (i) in the event of new issuances of our common stock at a price less than the Conversion Price then in effect, the Conversion Price will be adjusted to the price paid for the newly issued shares of common stock (the “Price Reset Provision”); (ii) in the event we issue new securities in exchange for gross proceeds of greater than $15 million, we are required to pay the lower of 20% of the proceeds of such offering, or 20% of the balance of the Note, toward repayment of the Note (the “Offering Proceeds Provision”); and (iii) in the event we undertake a new offering of securities, Lind XI has the right to purchase up to 20% of the securities issued in the new offering (the “Participation Rights”). The Warrant contained provisions that would adjust the exercise price of the Warrant in certain circumstances, including if the Company issued new securities at a price less than the then-current exercise price.

Under the Amendment, and in exchange for a waiver of Price Reset Provision and certain other covenants, the terms of the Note, Warrant and the SPA were amended as follows:

● The balance of the Note was increased to $18,150,000;

● The Conversion Price of the Note was lowered to $9.52 per share;

● The exercise price for the Warrant was lowered to $7.62 per shares;

● The maturity date for het Note was extended to May 10, 2026

● Upon receipt of a conversion notice under the Note, we may, if the applicable Repayment Share Price is below the Conversion Price, elect to pay up to 50% of the conversion amount, plus a 2.5% premium, in cash and in lieu of issuing common stock; and

● The Price Reset Provision, the Offering Proceeds Provision, and the Participation Rights were waived for a limited time, until April 17, 2025.

Second Amendment to Lind Secured Note Financing

On April 10, 2025, the Company entered into a (i) Second Amendment to Senior Secured Convertible Promissory Note and Warrant Issued February 10, 2025 with Lind XI; (ii) First Amendment to Warrant Issued November 26, 2024 between the Company and Lind Global Asset Management X LLC (“Lind X,” , together with Lind XI, “Lind”) and (iii) First Amendment to Securities Purchase Agreement dated February 10, 2025 (collectively, the “Agreement”), dated and effective April 10, 2025 (the “Effective Date”), which Agreement amended that certain: (A) Senior Secured Convertible Promissory Note in the principal amount of $16,500,000, dated February 10, 2025 and amended on April 9, 2025 (the “Promissory Note”), by and between Red Cat Holdings, Inc., a Nevada corporation (the “Company”), and Lind XI; (B) Common Stock Purchase Warrant to purchase up to 1,000,000 shares of the Company’s common stock, issued from the Company to Lind XI on February 10, 2025, as amended on April 9, 2025 (the “ Feb ’25 Warrant”); (C) Common Stock Purchase Warrant to purchase up to 326,000 shares of the Company’s common stock, issued from the Company to Lind X on November 26, 2024 (the “Nov ’24 Warrant”) and (D) Securities Purchase Agreement dated February 10, 2025 (the “Purchase Agreement”). The Note and Feb ’25 Warrant were issued pursuant to the Purchase Agreement. The Company previously issued to Lind X a Senior Secured Promissory Note in the principal amount of $9,600,000 dated September 23, 2024 (the “Sept ’24 Note”), a Senior Secured Promissory Note in the principal amount of $7,200,000 dated November 26, 2024 (the “Nov ’24 Note”), and Common Stock Purchase Warrant to purchase up to 750,00 shares of the Company’s common stock, issued from the Company to Lind X on September 23, 2024 (the “Sept ’24 Warrant”). Each of the Sept ’24 Note, the Nov ’24 Note, and the Sept ’24 Warrant have been previously converted or exercised in full.

Under the terms of the Agreement, the Company and Lind amended each of the Promissory Note, the Feb ’25 Warrant and the Nov ’24 Warrant to include a cap on the amount of shares issuable upon conversion and/or exercise of each aforementioned security such that the shares issuable under each of them shall not exceed the maximum number of shares of Common Stock which may be issued by the Company in the absence of shareholder approval as provided by Nasdaq Rule 5635(d).

In addition, Section 5.13 of the Purchase Agreement was amended to extend the deadline for to obtain Stockholder Approval (as defined in the Purchase Agreement) to June 30, 2025. In addition, certain stockholders of the Company entered into support agreements (“Support Agreements”) under which they agreed to vote in favor of the matter presented to the Company’s stockholders for the Stockholder Approval.

S-3

THE OFFERING

Common Stock Offered by Us	4,724,412 shares.

Offering Price	$6.35 per share.

Common Stock to be Outstanding Immediately After this Offering (1)	90,506,535 shares

Use of Proceeds	The net proceeds from our sale of securities in this offering will be approximately $28.0 million, after deducting Placement Agent fees and other estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering for general corporate and working capital purposes. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 8 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“RCAT”.

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 85,782,123 shares of our common stock outstanding as of April 10, 2025, and excludes, as of such date:

●	3,854,737 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) with a weighted-average exercise price of $1.27 per share ;

●

1,012,708 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. Omnibus Equity Incentive Plan (the “2024 Plan”) with a weighted-average exercise price of $5.21 per share;

●	2,654,257 shares of Common Stock reserved for future issuance under the 2019 Plan;

●	10,205,000 shares of Common Stock reserved for future issuance under the 2024 Plan;

●	1,831,433 shares of Common Stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $6.29 per share; and

●	4,060,403 shares of Common Stock issuable upon conversion of $18,150,000 of Senior Secured Convertible Promissory Notes based an assumed conversion price of $4.47 on April 10, 2025

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of options or warrants or conversion of the convertible notes and preferred stock described above.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-KT and the subsequent reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely effected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

S-4

Risks Related to our Financial Position and our Business

Our obligations to certain of our creditors are secured by security interests in our assets, so if we default on those obligations, our creditors could foreclose on some or all of our assets.

Our obligations to Lind under the Senior Secured Convertible Promissory Notes are secured by security interests in our assets. As of the date of this prospectus supplement, approximately $18.15 million was owed to Lind. Each of our subsidiaries has guaranteed such our obligations to Lind as well. If we default on our obligations to Lind such Senior Secured Convertible Promissory Note, Lind could foreclose on their security interests (including their interest in our subsidiaries) and liquidate some or all of these assets, which would harm our financial condition and results of operations and would require us to reduce or cease operations and possibly seek bankruptcy protection.

Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations,

Risks Related to This Offering and Our Common Stock

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates.

S-5

Investors in this offering will experience immediate and substantial dilution.

Based on an offering price of $6.35 per share, and an as adjusted pro forma net tangible book value of $66.9 million, or approximately $0.74 per share of common stock, as of December 31, 2024, if you purchase securities in this offering, you will experience dilution of approximately $5.61 per share in the as adjusted pro forma net tangible book value of the common stock you purchase representing the difference between our as adjusted pro forma net tangible book value per share after giving effect to this offering and the offering price per share of common stock. The exercise of outstanding stock options and warrants, including those sold in this offering, will result in further dilution of your investment.

If you purchase securities in this offering, you may also experience future dilution as a result of future equity offerings.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Therefore, any return to shareholders will be limited to the increase, if any, of our share price.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus supplement, including statements about us and the future growth and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). When used in this prospectus supplement the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement for a variety of reasons.

We urge investors to review carefully risks contained in the section of this prospectus entitled “Risk Factors” above as well as other risks and factors identified from time to time in our SEC filings in evaluating the forward-looking statements contained in this prospectus supplement. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth, or incorporated by reference, in this prospectus supplement. Except as required by law, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $28.0 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate and working capital purposes. This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering or the amounts we will spend on the uses set forth above.

DILUTION

If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the effective public offering price per share of $6.35 per share of common stock and our as-adjusted pro forma net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of December 31, 2024, our net tangible book value was approximately $24.0 million, or approximately $0.28 per share.

After giving effect to the issuance of $18.15 million senior secured convertible secured note in February 2025, as amended in April 2025, for which we received net proceeds of approximately $14.5 million and (ii) 517,144 shares of common stock issued upon exercise of stock options for which we received net proceeds of approximately $0.4 million, our pro forma net tangible book value as of December 31, 2024 would have been $38.9 million, or $0.45 per share.

Based on the sale by us in this offering of 4,724,412 shares of common stock at an offering price of $6.35 per share for net proceeds of approximately $28.0 million after deducting estimated offering expenses and placement agent fees and expenses payable by us, our as adjusted pro forma net tangible book value as of December 31, 2024 was approximately $66.9 million, or $0.74 per share of our common stock. This represents an immediate increase in as adjusted pro forma net tangible book value to existing stockholders of $0.29 per share of our common stock and an immediate dilution to purchasers in this offering of $5.61 per share of our common stock.

S-7

The following table illustrates this per-share of our common stock dilution:

Effective offering price per share of common stock		$6.35
Pro forma net tangible book value per share as of December 31, 2024	$0.45
Increase in pro forma net tangible book value per share attributable to this offering	$0.29
As adjusted pro forma net tangible book value per share as of December 31,2024 after giving effect to this offering		$0.74
Dilution per share to the new investor in this offering		$5.61

The total number of shares of our common stock reflected in the discussion and tables above is based on 85,215,136 shares of our common stock outstanding as of December 31, 2024, but excludes the following as of such date:

●	4,599,808 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) with a weighted-average exercise price of 1.23 per share;

●	642,500 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. Omnibus Equity Incentive Plan (the “2024 Plan”) with a weighted-average exercise price of $3.00 per share;

●	2,654,257 shares of Common Stock reserved for future issuance under the 2019 Plan;

●	10,657,500 shares of Common Stock reserved for future issuance under the 2024 Plan; and

●	914,056 shares of Common Stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $4.76 per share;

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of common stock. The following description of our shares of common stock summarizes the material terms and provisions thereof, including the material terms of the shares of common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “RCAT.” Our transfer agent is Equity Stock Transfer, LLC. Its mailing address is 237 West 37th Street. Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757.

PLAN OF DISTRIBUTION

We have engaged Northland Securities, Inc. to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors pursuant to the terms of the securities purchase agreement. We may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about April 11, 2025, subject to satisfaction of customary closing conditions.

S-8

Fees and Expenses

The following table shows, on a per share and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share	Total
Offering price	$6.350	$30,000,016
Placement agent fees(1)	$0.381	$1,800,001
Proceeds to Red Cat Holdings, Inc. before expenses	$5.969	$28,200,015

(1)	We have agreed to pay the placement agent in connection with this offering a cash fee equal to 6.0% of the aggregate gross proceeds from the sale of the securities in this offering.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $0.1 million.

Determination of Offering Price

The public offering price per share we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include the history and prospects of our company, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the fee in this offering calculated based on the aggregate purchase price of any investor who was brought over-the-wall by the Placement Agent during the term of its engagement, in any subsequent offering during the twelve-month period following expiration or termination of our engagement with the Placement Agent.

Lock-up Agreements

We and each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 30 days following the date of this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, or sell any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, subject to certain customary exceptions. The Placement Agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not effect variable rate financings for the same period following the closing of the offering, subject to certain exceptions. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agent may be required to make for these liabilities.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “RCAT.” On April 9, 2025, the last reported sale price of our common stock on Nasdaq was $7.45 per share.

S-9

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Ladenburg Thalmann & Co. Inc. acted as a financial advisor to the Company in connection with the offering and received a fee of $270,000.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC. Its mailing address is 237 West 37th Street. Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757.

Electronic Distribution

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by the placement agent. The placement agent may distribute prospectuses electronically. The placement agent may agree to allocate a number of shares of common stock for sale to its online brokerage account holders.

Other than this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by the placement agent is not part of this prospectus supplement, the accompanying base prospectus or the documents incorporated herein and therein by reference, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The placement agent is not responsible for information contained in websites that they do not maintain.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Faegre Drinker Biddle & Reath LLP is counsel to the placement agent in connection with this offering.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.ir.silopharma.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 15 Ave. Munoz Rivera, Ste 2200 San Juan, Puerto Rico, (833)373-3228.

S-10

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

●	our Annual Report on Form 10-KT for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Current Reports on Form 8-K filed with the SEC on February 12, 2025; March 17, 2025; April 2, 2025; April 10, 2025 and April 11, 2025

●

the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement of Schedule 14A for our 2024 Annual Meeting of Shareholders filed wit the SEC on August 28, 2024; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (718) 400-9031 or by writing to us at the following address:

Red Cat Holdings, Inc.

15 Ave. Munoz Rivera, Ste 2200

San Juan, Puerto Rico

Attn.: Secretary

S-11

PROSPECTUS

Red Cat Holdings, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

and

Up to 23,742,666 Shares of Common Stock Offered by Selling Stockholders

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. In addition, the selling stockholders may from time to time offer to sell up to 23,742,666 shares of our common stock. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell, or a selling stockholder offers and sells, securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “RCAT.” On November 13, 2024, the last reported sales price for our common stock was $3.82 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 8, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We, or a selling stockholder, may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, or our public float, was approximately $187,660,870 as of November 1, 2024. Accordingly, we are eligible to use Form S-3 for primary offerings pursuant to General Instruction I.B.1.

The date of this prospectus is December 11, 2024.

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You should rely only on information contained in this prospectus. We and the selling stockholders have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. The selling stockholders may sell up to 23,742,666 shares of common stock in one or more offerings. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we or a selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Red Cat,” “Red Cat Holdings,” the “Company,” “we,” “our” or “us” in this prospectus refer to Red Cat Holdings, Inc., unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

ABOUT RED CAT HOLDINGS, INC.

Overview

The Company was originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. (“Red Cat” or the “Company” or “we”) and our operating focus to the drone industry.

Prior to the share exchange agreement, Propware was focused on the research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. Following the share exchange agreement and its name change, Red Cat has completed a series of acquisitions and financings which have broadened the scope of its activities in the drone industry. These acquisitions included:

● In January 2020, we acquired Rotor Riot, a reseller of drones and related parts, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. The total purchase price was $2.0 million.

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● In November 2020, the Company acquired Fat Shark which sells consumer electronics products to the first-person view (“FPV”) sector of the drone industry. Fat Shark’s flagship products are headsets with a built-in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera typically mounted on an aerial platform or drone. The total purchase price was $8.4 million.

● In May 2021, we acquired Skypersonic, a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is denied or unavailable. The total purchase price was $2.8 million.

● In August 2021, the Company acquired Teal, a leader in providing sophisticated and complex unmanned aerial vehicle (“UAV”) technology, primarily drones, to government and commercial enterprises, most notably, the military. Teal manufactures drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications. The total purchase price was $10.0 million.

Following the Teal acquisition in August 2021, we concentrated on integrating and organizing these businesses. Effective May 1, 2022, we established the Enterprise segment and the Consumer segment to focus on the unique opportunities in each sector. The Enterprise segment’s initial strategy was to provide UAVs to commercial enterprises, and the military, to navigate dangerous military environments and confined industrial and commercial interior spaces. Subsequently, the segment narrowed its near-term attention on the military and other government agencies. Skypersonic’s technology has been redirected to military applications and its operations consolidated into Teal.

The Enterprise segment’s current business strategy is focused on providing integrated robotic hardware and software for use across a variety of applications. Its solutions provide critical situational awareness and actionable intelligence to on-the-ground warfighters and battlefield commanders as well as firefighters and public safety officials. Our Enterprise segment’s efforts are centered on developing and scaling an American made family of systems. We have since completed construction of a manufacturing facility in Salt Lake City and believe that an increased focus by the United States government and American businesses on purchasing products that are “Made in America” provide our Enterprise segment with a competitive advantage.

On February 16, 2024, we closed the sale of our Consumer segment, consisting of Rotor Riot and Fat Shark, to Unusual Machines, Inc. (or “Unusual Machines” or “UMAC”). The sale reflects our decision to focus our efforts and capital on defense where we believe there are more opportunities to create long term shareholder value.

Key Business Accomplishments during Fiscal 2024 and to date include:

Scaling Teal 2, a military-grade sUAS Designed to “Dominate the Night™”

Following its acquisition by Red Cat in August 2021, Teal accelerated efforts on the development of its next generation drone for our Enterprise segment. These efforts culminated in the launch of the Teal 2 in April 2023. The Teal 2 is the first small, unmanned aircraft system (“sUAS”) designed to “Dominate the Night”, when most combat operations take place, through its enhanced capabilities. The Teal 2 offers the latest intelligence, surveillance, and reconnaissance (“ISR”) technology and delivers time-critical information that enables the warfighter to make faster and smarter decisions.

The Teal 2 is manufactured exclusively at Teal’s purpose-built factory in Salt Lake City, Utah. Teal originally moved into the facility in October 2021. In January 2022, Teal doubled the size of the facility, which now totals approximately 22,000 square feet, to fully scale production capacity to meet the forecast growth in demand and to house its expanding team of software and technology engineers. We believe that maximum production capacity for this facility can reach 5,000 or more drones per month over the next few years, provided that additional capital investments are made and manufacturing efficiencies realized. Manufacturing in the United States, “Made in the USA,” is a critical consideration of the U.S. government and other state and local government agencies.

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During Fiscal 2024, Teal continued to scale the manufacturing facility, including dedicated teams for production and assembly, manufacturing engineering, supply chain and logistics, warranty and returns, as well as a flight operations team that is focused on manufacturing and quality assurance and quality control.

Designation of Teal 2 as Blue UAS received from U.S. Department of Defense

In June 2023, the Teal 2 received clearance from the U.S. Department of Defense (“DoD”) to be designated as a Blue UAS. The DoD defines these drones as NDAA (National Defense Authorization Act) compliant, validated as cyber secure, and safe to fly. This designation enables Teal to fill orders from federal, state, and local government agencies subject to oversight by the DoD, including those orders that were contingent upon receiving certification. In addition, many governments of allied nations are more likely to purchase Blue UAS approved drones. Teal’s legacy drone, the Golden Eagle, is also on the cleared list.

After the U.S. Army banned its forces from using Chinese-made quadcopters due to security risks (the radio controls of the drone are unencrypted and the devices could potentially capture, store and upload sensitive information to the Chinese government), the DoD began developing its own alternatives under a defense program known as Blue sUAS. Blue sUAS is an initiative of the Defense Innovation Unit (“DIU”), the only DoD organization focused on accelerating the adoption of commercial and dual use technology to solve operational challenges at a speed and scale that is faster and higher than normal for government agencies.

Red Cat Futures Initiative

In May 2024, we announced the formation of the Red Cat Futures Initiative (RFI). RFI is an independent, industry- wide consortium of robotics and autonomous systems (RAS) partners dedicated to putting the most advanced and interoperable uncrewed aircraft systems into the hands of warfighters. Anchored by Red Cat’s Teal Drones, the RFI unites the world’s most innovative UAS hardware and software companies focused on AI/ML, swarming, FPV, command and control, and payloads.

Founding members include Ocean Power Technologies (NYSE: OPTT), Sentien Robotics, Primordial Labs, Athena AI, Unusual Machines, Reach Power, Doodle Labs, and MMS Products. The shared goal is advocacy, integrations and comarketing that bridges considerable technology gaps through modular open architecture.

Government Contracts and Orders

The Enterprise segment is focused on U.S. federal government agencies, particularly the DoD, as its initial target market. Its longer term target customer base includes U.S. state and local government agencies, as well as governments of foreign allies. An overview of existing government contracts and recent developments include:

Selection for U.S. Army Short Range Reconnaissance Program of Record

On November 19, 2024, we announced that Teal was selected as the winner of the U.S. Army’s Short Range Reconnaissance (SRR) Program of Record. The goal of the program is to provide a small, rucksack portable, fully encrypted small, unmanned aircraft system (“sUAS”) that provides all Army infantry platoons (consisting of 20-50 soldiers) with situational awareness beyond the next terrain. The production selection was made after a test and evaluation process of Teal’s next generation sUAS, completed by the Army Project Management Office for Uncrewed Aircraft Systems, Army Maneuver Battle Lab, Army Test and Evaluation Command, and Army Operational Test Center.

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U.S. Border Patrol

$1.8 Million Purchase Order from U.S. Border Patrol

In September 2023, Teal was awarded a $1.8 million contract from U.S. Customs and Border Protection to provide Teal 2 systems to U.S. Border Patrol. The U.S. Border Patrol is using the Teal 2 to provide supplemental airborne reconnaissance, surveillance and tracking capability, enhancing situational awareness for U.S. field commanders and agents.

Customs and Border Protection Contract Worth up to $90 Million over Five Years

In December 2021, Teal was one of only five contractors designated to participate in a firm, fixed price, multiple award blanket purchase agreement (BPA) by the United States Customs and Border Protection. The BPA has an estimated value of $90 million in total over a 5-year period.

The Department of Homeland Security agencies can place orders through the BPA for unmanned aircraft systems (UAS). The drones will provide supplemental airborne reconnaissance, surveillance, and tracking capability to enhance situational awareness for field commanders and agents in areas that lack nearby traditional surveillance systems or available manned air support.

U.S. Defense Logistics Agency

In August 2023, Teal received two purchase orders totaling $5.2 million from the U.S. Defense Logistics Agency (DLA). Both orders were requested by U.S. Air Force Security Forces, whose role is to defend Air Force bases and installations.

The procurements were sourced by global operations support company Noble Supply & Logistics, LLC (NOBLE) as part of the DLA’s Special Operational Equipment Tailored Logistics Support (“SOE TLS Program”). NOBLE is a DLA- designated provider for the SOE TLS Program. This 10-year program, capped at $33 billion, covers the delivery of logistics support to federal agencies, military bases and other DLA customers worldwide, helping them meet their special operational equipment requirements.

NATO Allied Countries

In March 2024, Teal received $2.5 million in new contract awards with two NATO allied countries. As part of our expanded global sales strategy, the contract delivery featured Teal 2 drone systems, training, and accessories.

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Recent Developments

Acquisition from Flightwave Aerospace Systems Corporation; Contracts to Supply the Edge 130 Blue Drone

On September 4, 2024, the Company, Teal, Teal subsidiary FW Acquisition, Inc. entered into an Asset Purchase Agreement (the “APA”) with and Flightwave Aerospace Systems Corporation, a Delaware corporation (“Flightwave”). Under the APA, the Company acquired Flightwave’s assets used in designing, developing, manufacturing, and selling long range, AI-Powered Unmanned Aerial Vehicles for commercial use. The purchase price under the APA is equal to $14 million worth of shares of the Company’s common stock, payable as follows:

● $7 million worth of the Company’s common stock to be issued on September 30, 2024, at a price per share equal to the VWAP on such date, which was paid to the preferred shareholders of Flightwave as set forth in a schedule to the APA; and

● $7 million worth of the Company’s common stock to be issued on December 31, 2024, at a price per share equal to the VWAP on such date, of which (i) $2 million will be payable to preferred shareholders of Flightwave, and (ii) $5 million will be payable to common shareholders and option-holders of Flightwave as set forth in a schedule to the APA.

The acquisition brought the Edge 130, Flightwave’s Blue UAS approved military-grade tricopter, into Red Cat’s family of low-cost, portable unmanned reconnaissance and precision lethal strike systems. On October 6, 2024, the Company secured $1.6 million in contracts to supply the Edge 130 Blue drones to the U.S. Customs & Border Protection. On October 15, 2024, the Company secured a $1 million contract to supply Edge 130 Blue Drones to the United States Army Communications-Electronics Command (CECOM).

Financings with Lind Global Asset Management X LLC

On September 23, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management X LLC (“Lind”). Upon closing of the SPA, the Company received $8 million in funding from Lind in exchange for its issuance to Lind of a Senior Secured Convertible Promissory Note in the amount of $9,600,000 (the “Note”) and a Common Stock Purchase Warrant for the purchase of 750,000 shares of the Company’s common stock at a price of $6.50 per share, exercisable for 5 years (the “Warrant”). As additional consideration to Lind, the Company agreed to pay a commitment fee in the amount of $280,000, which may be paid by deduction from the funding to be received. The Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $533,334 beginning six months from the issuance date.

On November 26, 2024, we entered into a First Amendment to the SPA (the “SPA Amendment”). Upon closing of the SPA Amendment, we will receive an additional $6,000,000 in funding from Lind in exchange for our issuance to Lind of a new Senior Secured Convertible Promissory Note in the amount of $7,200,000 (the “Second Note”) and a Common Stock Purchase Warrant for the purchase of 326,000 shares of our common stock at a price of $9.20 per share, exercisable for 5 years (the “Second Warrant”). As additional consideration to Lind, we have agreed to pay a commitment fee in the amount of $210,000, which may be paid by deduction from the funding to be received. The Second Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $400,000 beginning six months from the issuance date.

Change in Fiscal Year End

On September 21, 2024, the Board of Directors of the Company approved a change to the Company’s fiscal year end from April 30 to December 31 in accordance with Article XIII of the bylaws of the Company that authorize the Board to change the Company’s fiscal year. The Company will file a transition report on Form 10-K for the transition period from May 1, 2024 to December 31, 2024.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K and our most recent Annual Report to Security Holders, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,200,000 shares have been designated Series A Preferred Stock and 4,300,000 shares have been designated Series B Preferred Stock. As of November 1, 2024, there were (i) 75,465,412 shares of common stock outstanding, (ii) no shares of Series A Preferred Stock outstanding, and (iii) 4,676 shares of Series B Preferred Stock outstanding that are convertible into 3,897 shares of common stock.

This description is intended as a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated by-laws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. Our common stock has no redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

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Common Stock Issuable Upon: (1) Conversion or Other Payment of Senior Secured Promissory Notes issued September 23, 2024 and November 26, 2024; and (2) Exercise of Common Stock Purchase Warrants issued September 23, 2024 and November 26, 2024.

On September 23, 2024, we entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management X LLC (“Lind”). Under the terms of the SPA, we issued to Lind: (1) a Senior Secured Convertible Promissory Note in the amount of $9,600,000 (the “Note”); and (ii) Common Stock Purchase Warrant for the purchase of 750,000 shares of our common stock at a price of $6.50 per share, exercisable for 5 years (the “Warrant”).

The Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $533,334 beginning six months from the issuance date. At our option, monthly payments can be increased up to $1,000,000 so long as our market capitalization is at least $50 million. In addition, if the Repayment Share Price (as defined below) is equal to or greater than $2.00, Lind can, at its option, increase the monthly payment amount up to $1,300,000 for up to two months. The monthly payments due under the Note may be made by the issuance of common stock valued at the Repayment Share Price, cash in an amount equal to 1.025 times the required payment amount, or a combination thereof. The Repayment Share Price is defined in the Note as ninety percent (90%) of the average of the five (5) consecutive lowest daily VWAPs for our common stock during the twenty (20) trading days prior to the payment date, subject to a floor price of $0.75 per share.

The Note may be converted by Lind from time to time at a price of $6.50 per share (the “Conversion Price”). The dollar amount of any conversions by Lind will be applied toward required Note payments in chronological order. The Note may be prepaid in whole upon 5 days’ notice, but in the event of a prepayment notice, Lind may convert up to 25% of principal amount due at the lesser of the Repayment Share Price (but only if the Repayment Share Price is equal to or greater than $2.00) or the Conversion Price.

On November 26, 2024, we entered into a First Amendment to the SPA (the “SPA Amendment”). Under the terms of the SPA Amendment, we issued to Lind: (1) an additional Senior Secured Convertible Promissory Note in the amount of $7,200,000 (the “Second Note”); and (ii) a Common Stock Purchase Warrant for the purchase of 326,000 shares of our common stock at a price of $9.20 per share, exercisable for 5 years (the “Second Warrant”).

The Second Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $400,000 beginning six months from the issuance date. At our option, monthly payments can be increased up to $750,000 so long as our market capitalization is at least $50 million. In addition, if the Repayment Share Price (as defined below) is equal to or greater than $2.00, Lind can, at its option, increase the monthly payment amount up to $975,000 for up to two months. The monthly payments due under the Second Note may be made by the issuance of common stock valued at the Repayment Share Price, cash in an amount equal to 1.025 times the required payment amount, or a combination thereof. The Repayment Share Price is defined in the Second Note as ninety percent (90%) of the average of the five (5) consecutive lowest daily VWAPs for our common stock during the twenty (20) trading days prior to the payment date, subject to a floor price of $0.75 per share.

The Second Note may be converted by Lind from time to time at a price of $9.20 per share (the “Conversion Price”). The dollar amount of any conversions by Lind will be applied toward upcoming Second Note payments in chronological order. The Second Note may be prepaid in whole upon 5 days’ notice, but in the event of a prepayment notice, Lind may convert up to 25% of principal amount due at the lesser of the Repayment Share Price (but only if the Repayment Share Price is equal to or greater than $2.00) or the Conversion Price.

A total of up to 23,476,000 shares of our common stock issuable upon: (i) conversions of the Note and the Second Note and/or payments under the Note and the Second Note made by issuance of common stock, as provided for therein; and (ii) exercises of the Warrant and the Second Warrant, may be offered hereby in a secondary offering for the account of Lind and/or its successors and assigns. The applicable prospectus supplement will specify the number of shares of common stock to be offered for the account of Lind and/or its successors and assigns.

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Common Stock Issuable Upon Exercise of Common Stock Purchase Warrants issued October 5, 2020.

On October 5, 2020, we closed a private offering of convertible promissory notes in the aggregate principal amount of $600,000. As additional consideration to the convertible note investors in that offering, we issued warrants to purchase an aggregate of 399,996 shares of our common stock, exercisable for five years (the “October 2020 Warrants”). Currently, October 2020 Warrants to purchase a total of 266,666 shares of our common stock remain issued and outstanding. The outstanding October 2020 Warrants are exercisable at a price of $1.50 per share, payable in cash, and will expire on October 5, 2025. The outstanding October 2020 Warrants are held by Cavalry Fund I, LP (66,666 warrants) and our Director, Nicholas Liuzza, Jr. (200,000 warrants).

A total of up to 266,666 shares of our common stock issuable upon exercises of the outstanding October 2020 Warrants may be offered hereby in a secondary offering for the account of Cavalry Fund I, LP, Mr. Liuzza, and/or their successors and assigns. The applicable prospectus supplement will specify the number of shares of common stock to be offered for the account of these warrant holders and/or their successors and assigns.

DESCRIPTION OF PREFERRED STOCK

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, in one or more series. Our articles of incorporation, as amended, provide that our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of preferred stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

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Series A Convertible Preferred Stock

On May 15, 2019, we closed a Share Exchange Agreement (the “Exchange Agreement”) with Red Cat Propware, Inc., a Nevada corporation (“Red Cat Propware”) and its then current shareholders (the “Acquisition”) pursuant to which we acquired all of the issued and outstanding capital stock of Red Cat Propware in exchange for our issuance of our common stock and Series A Preferred Stock (“Series A Stock”) to the Red Cat Propware shareholders which constituted approximately 83.33% of our issued an outstanding share capital on a fully-diluted basis at such time. With the exception of shares held by our current Chief Executive Officer, Jeffrey Thompson, the convertibility of shares of Series A Stock is limited such that a holder of Series A Stock may not convert Series A Stock to our common stock to the extent that the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of common stock owned by the holder at such time, would result in the holder beneficially owning more than 4.99% of all of our outstanding common stock.

On May 15, 2019, we filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”). Pursuant to the Series A Certificate of Designation, the Company designated 2,200,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock has no stated value. In the event of a liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will not be entitled to a per share preferential payment but will be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of Common Stock, as if all shares of Series A Preferred Stock had been converted to Common Stock immediately prior to the distribution. Each share of Series A Preferred Stock is convertible at the option of the holder into 8.33 shares of common stock for every one share of Series A Preferred Stock held (the “A Conversion Rate”). The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limit”). The Beneficial Ownership Limit is inapplicable to a shareholder who, in advance issuance of Series A Preferred Stock, specifically waives such limitations and our Chief Executive Officer, Jeffrey Thompson, waived such limitations prior to the Red Cat Propware acquisition. Under the Series A Certificate of Designation, no consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series A Preferred Stock. There are no longer any shares of Series A Preferred Stock outstanding.

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Series B Convertible Preferred Stock

On May 13, 2019, we filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series B Preferred Stock (the “Series B Certificate of Designation”). Pursuant to the Series B Certificate of Designation, the Company designated 4,300,000 shares of its blank check preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has no stated value. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will not be entitled to a per share preferential payment but will be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of Common Stock, as if all shares of Series B Preferred Stock had been converted to Common Stock immediately prior to the distribution. Each share of Series B Preferred Stock is convertible at the option of the holder into 0.83 shares of common stock for every one share of Series B Preferred Stock held (the “B Conversion Rate”). The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limit”). Under the Series B Certificate of Designation, no consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series B Preferred Stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDERS

The selling stockholders, including their transferees, pledgees, donees or their respective successors may from time to time offer and sell, pursuant to this prospectus and the applicable prospectus supplement, up to an aggregate of 23,742,666 shares of common stock issuable upon: (1) conversion or other payment of the Senior Secured Promissory Notes issued September 23, 2024 and November 26, 2024; (2) exercise of the Common Stock Purchase Warrants issued September 23, 2024 and November 26, 2024; and (3) exercise of the Common Stock Purchase Warrants issued October 5, 2020.

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If any selling stockholder offers and sells shares of common stock pursuant to this prospectus, then we will provide you with a prospectus supplement filed pursuant to Securities Act Rule 424(b)(7), as permitted by Rule 430B(b)(2), which will set forth the name of each selling stockholder, the number of shares of common stock beneficially owned by such selling stockholder and the number of the shares of common stock such selling stockholder is offering. The prospectus supplement also will disclose whether any of the selling stockholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of and number of shares of our common stock being sold by the selling stockholders;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or a selling stockholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or a selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker- dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

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Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

The selling stockholders may sell all or a portion of the shares of common stock described in this prospectus and any accompanying prospectus supplement and there can be no assurance that any selling stockholder will sell any or all of the shares of common stock described in this prospectus or any accompanying prospectus supplement. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

In addition to the methods described above, the selling stockholders may use any one or more of the following methods when disposing of their respective shares of common stock:

●	any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Nasdaq Capital Market, on which the common stock is currently listed;

●	the over-the-counter market;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In addition to selling its shares of common stock under this prospectus, a selling stockholder may:

●	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

●	sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

●	sell its common stock by any other legally available means.

LEGAL MATTERS

The Crone Law Group, P.C. has opined on the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of the Company as of April 30, 2024 and 2023, and for the years then ended included in this prospectus have been so included in reliance on the report of dbbmckennon, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended April 30, 2024 filed with the SEC on August 8, 2024;

●	our Annual Report to Security Holders for the year ended April 30, 2024 filed with the SEC on August 28, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2024 filed with the SEC on September 23, 2024;

●	our Current Reports on Form 8-K filed with the SEC on September 9, 2024; September 26, 2024; October 3, 2024; October 21, 2024; November 19, 2024; November 20, 2024; November 27, 2024; and December 2, 2024.

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, Ste. 2200, San Juan, PR 00901; (833) 373-3228.

18

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

and

Up to 23,742,666 Shares of Common Stock Offered by Selling Stockholders

Red Cat Holdings, Inc.

PROSPECTUS

December 11, 2024

Red Cat Holdings, Inc.

4,724,4122 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Northland Capital Markets

April 10, 2025